    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2007
                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

             ------------------------------------------------------
                      INTEGRATED HEALTHCARE HOLDINGS, INC.
             (Exact name of Registrant as Specified in Its Charter)
             ------------------------------------------------------

            NEVADA                                            87-0412182
 (State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification No.)

                            1301 NORTH TUSTIN AVENUE
                           SANTA ANA, CALIFORNIA 92705
                    (Address of Principal Executive Offices)

         INTEGRATED HEALTHCARE HOLDINGS, INC. 2006 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

             ------------------------------------------------------

                                   BRUCE MOGEL
                             CHIEF EXECUTIVE OFFICER
                            1301 NORTH TUSTIN AVENUE
                           SANTA ANA, CALIFORNIA 92705
                     (Name and Address of Agent for Service)

                                 (714) 953-3503
          (Telephone Number, Including Area Code, of Agent For Service)

                                 With a copy to:
                             ALLEN Z. SUSSMAN, ESQ.
                             MORRISON & FOERSTER LLP
                              555 WEST FIFTH STREET
                       LOS ANGELES, CALIFORNIA 90013-1024
                                 (213) 892-5200

             ------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                        Proposed               Proposed
                                  Amount                Maximum                 Maximum               Amount of
Title of Securities                to be             Offering Price       Aggregate Offering        Registration
to be Registered                Registered           Per Share (2)               Price                   Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par      12,000,000 (1)             $0.34                $4,080,000                $440
value per share

===================================================================================================================

(1)Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above named plan by reasons of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock of the Registrant.
(2) Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the bid and ask price per share of Integrated Healthcare Holdings, Inc.'s common stock on the Over the Counter Bulletin Board on February 1, 2007.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission (the "Commission") Rule 428(b)(1). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Integrated Healthcare Holdings, Inc. (the "Registrant") with the Commission are incorporated by reference herein:

     (a) The Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on November 14, 2006;

     (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Commission on July 28, 2006;

     (c) The Registrant's Amendment No. 1 to its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 filed with the Commission on April 7, 2006;

     (d) The Registrant's Amendment No. 1 to its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the Commission on November 3, 2006;

     (e) The Registrant's Amendment No. 2 to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 filed with the Commission on November 7, 2006;

     (f) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the Commission on November 14, 2006;

     (g) The Registrant's Current Reports on Form 8-K filed on January 26, 2006, April 3, 2006, April 10, 2006, May 8, 2006, June 6, 2006,
          October 4, 2006, November 22, 2006, December 6, 2006, December 21, 2006, and December 21, 2006;

     (h) The description of the Registrant's common stock, $0.001 par value per share, which is contained in its Registration Statement on Form 10-SB filed on December 16, 1997, including exhibits, as amended and as may be further amended from time to time.

     All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.7502(1) of the Nevada Revised Statutes ("NRS") authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his or her corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful."

     Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his or her actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense."

     Section 78.751 (1) of the NRS limits indemnification under Sections 78.7502
(1) and 78.7502 (2) to situations in which either (i) the stockholders, (ii)the majority of a disinterested quorum of directors, or (iii) independent legal counsel determine that indemnification is proper under the circumstances.

     Pursuant to Section 78.751(2) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his or her corporate role.

     The Registrant has entered into separate indemnification agreements with certain officers and directors that require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their positions with the Registrant. The indemnification agreements may be sufficiently broad to permit indemnification for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933. The Registrant also maintains director and officer liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The Exhibits are listed in the Exhibit index hereto.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act).

          (4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, State of California, on January 29, 2007.


                                    INTEGRATED HEALTHCARE HOLDINGS, INC.


                                    By: /s/ Bruce Mogel
                                       ----------------------------------
                                       Bruce Mogel
                                       Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Bruce Mogel and Steven Blake, and each of them, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            SIGNATURE                              TITLE                            DATE
--------------------------------   -------------------------------------   ----------------------

       /s/ Bruce Mogel             Chief Executive Officer and Director       January 29, 2007
--------------------------------      (Principal Executive Officer)
         Bruce Mogel
                                                                              February 1, 2007
      /s/ Steven Blake              Chief Financial Officer (Principal
--------------------------------            Financial Officer)
        Steven Blake
                                                                              February 1, 2007
      /s/ Ajay G. Meka                           Director
--------------------------------
     Ajay G. Meka, M.D.
                                                                              January 29, 2007
     /s/ Maurice Dewald                          Director
--------------------------------
       Maurice Dewald
                                                                              January 29, 2007
  /s/ Syed Salman J. Naqvi                       Director
--------------------------------
 Syed Salman J. Naqvi, M.D.
                                                                              February 1, 2007
     /s/ Fernando Niebla                         Director
--------------------------------
       Fernando Niebla
                                                                              January 29, 2007
      /s/ Anil V. Shah                           Director
--------------------------------
     Anil V. Shah, M.D.

                                  EXHIBIT INDEX


 EXHIBIT
 NUMBER                       DESCRIPTION
 ------                       -----------

   4.1 Articles of Incorporation of the Registrant (incorporated herein by reference from Exhibits 3.3, 3.4 and 3.6 to Form 10-SB filed by the Registrant on December 16, 1997).

   4.2 Certificate of Amendment to Articles of Incorporation of the Registrant (incorporated by reference to Appendix A to Registrant's Definitive Information Statement on Schedule 14C filed by the Registrant on October 20, 2004).

   4.3       Bylaws of the Registrant (incorporated by reference to Exhibit
             3.1 to the Registrant's Current Report on Form 8-K filed with the Commission on October 26, 2005).

   4.4 Integrated Healthcare Holdings, Inc. 2006 Stock Incentive Plan (incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement on Schedule 14A filed by the Registrant on November 14, 2006).

   4.5       Form of Notice of Stock Option Award and Stock Option Agreement.

   5.1       Opinion of Morrison & Foerster LLP.

   23.1 Consent of Ramirez International, Independent Registered Public Accounting Firm.

   23.2      Consent of Morrison & Foerster LLP (reference is made to Exhibit
             5.1.)

   24.1      Power of Attorney (see signature page of this Registration
             Statement).